Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Lions Gate Entertainment Corp. of our report dated March 21, 2012 with respect to the consolidated financial statements of Summit Entertainment, LLC included in the Current Report (Form 8-K/A) of Lions Gate Entertainment Corp. to be filed with the Securities and Exchange Commission on March 21, 2012.

Form S-3	Form S-8

No. 333-176656	No. 333-122275
No. 333-164960	No. 333-145068
No. 333-144231	No. 333-146296
No. 333-131975	No. 333-146251
No. 333-123652	No. 333-111022
No. 333-122580	No. 333-107266

/s/ Ernst & Young LLP

Los Angeles, California
March 21, 2012